EXHIBIT 16

January 18, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir or Madam:

We have read the section captioned “Experts” in the Pre-Effective Amendment No.1 to the Registration Statement on Form S-1 filed by our former client, ESSA Bank & Trust, and are in agreement with the statements concerning our firm contained therein and we have no basis to agree or disagree with the other statements of the registrant contained therein.

Very truly yours,

/s/ Beard Miller Company LLP